UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2021
Date of Report (date of earliest event reported)

Mr. Cooper Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14667		91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification Number)

8950 Cypress Waters Boulevard	Coppell	Texas	75019
(Address of Principal Executive Offices)			(Zip Code)

(469)	549-2000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COOP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 13, 2021, the Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Results with respect to proposals submitted at the Annual Meeting were as follows:

Proposal 1: Election of Directors

Stockholders elected nine directors to serve a term expiring at the Company’s annual meeting of stockholders to be held in 2022.

NOMINEE	VOTES FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Jay Bray	70,914,344	1,216,933	235,791	9,026,196
Busy Burr	70,561,045	1,657,040	148,983	9,026,196
Robert Gidel	70,742,441	1,463,101	161,526	9,026,196
Roy Guthrie	69,107,315	3,098,787	160,966	9,026,196
Christopher Harrington	71,758,803	461,386	146,879	9,026,196
Michael Malone	70,609,535	1,594,996	162,537	9,026,196
Shveta Mujumdar	71,125,766	1,093,880	147,422	9,026,196
Tagar Olson	68,204,195	4,011,689	151,184	9,026,196
Steven Scheiwe	71,121,790	1,097,433	147,845	9,026,196

Proposal 2: Advisory vote on named executive compensation (Say on Pay)

Stockholders approved an advisory vote on named executive compensation (Say on Pay)

VOTES FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
51,811,477	20,410,526	145,065	9,026,196

Proposal 3: Ratification of Appointment of Ernst & Young LLP

Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

VOTES FOR	AGAINST	ABSTAIN
80,764,608	480,364	148,292

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: May 13, 2021	By:	/s/ Christopher G. Marshall
Christopher G. Marshall Vice Chairman & Chief Financial Officer